BANKERS LIFE COMPANY

BOARD RESOLUTION
No. 11315
Passed 6-24-68

BE IT RESOLVED:
1. That the Chairman of the Board or the President shall designate the appropriate officers to have the primary responsibility and authority within the provisions of the Articles of Incorporation of the Bankers Life Company and as
permitted under the applicable law to prepare and issue group and/or individual variable annuity contracts which would result in tax deferral under the Internal
Revenue Code of 1954, as amended, but which do not provide for participation in the Separate Account established by the Company on the 8th day of August, 1964.
Such variable annuity contracts may provide for benefits whose dollar amount or other measure of value may vary during the period subsequent to as well as the period prior to the maturity dates of such contracts.
2. That the Chairman of the Board or the President shall designate the same or other officers to have the primary responsibility and authority within the provisions of the Articles of Incorporation of Bankers Life Company and as
permitted under the applicable law to establish one or more additional Separate
Accounts or funds, each of which shall meet the requirements of a "unit investment trust" as defined by the Investment Company Act of 1940, as amended.
3. That the officers so designated are hereby authorized and directed to prepare, execute and file with the Securities and Exchange Commission in accordance with the provisions of the Securities Act of 1933, as amended, a registration statement or statements, and such amendments thereto as may be necessary or appropriate, relating to such variable annuity contracts as described in this resolution.
4. That the officers so designated are hereby authorized if necessary to prepare, execute and file with the Securities and Exchange Commission in accordance with the provisions of the Investment Company Act of 1940, as amended, a registration statement or statements, and such amendments thereto as may be necessary or appropriate, relating to such unit investment trust or trusts.
5. That the officers so designated are hereby authorized to take such further action as may in their judgment be necessary or desirable to effect the registration of such variable annuity contracts and of such unit investment trust or trusts.

This is to certify that the above is a true copy of Board Resolution
No. 11315 as it appears on the minute book of the Corporation.

/s/ R. E. Cassell
------------------------------------------
R. E. Cassell
Senior Vice-President and Secretary


EXECUTIVE COMMITTEE RESOLUTION

No. 2000
Passed January 12, 1970

RESOLVED, That in furtherance of resolution No. 11315 of the Board of
Directors enacted on the 24th day of June, 1968, a separate account to be known as Separate Account B be and hereby is established for the purpose of issuing variable annuity contracts entitled to special tax treatment under Sections 401 or 403(b) of the Internal Revenue Code 1954, as amended.


EXECUTIVE COMMITTEE RESOLUTION
RESOLUTION NO. 2115
PASSED 4-12-71

"RESOLVED, That Separate Account B heretofore established by Executive
Committee Resolution No. 2000, passed January 12, 1970, be and is hereby amended by deleting all reference to Section 401 of the Internal Revenue Code, and as
amended said resolution reads as follows:

'RESOLVED, That in furtherance of Resolution No. 11315 of the Board of
Directors enacted on the 24th day of June 1968, a separate account to be known as Separate Account B be and hereby is established for the purpose of issuing variable annuity contracts entitled to special tax treatment under Section 403(b) of the Internal Revenue Code 1954, as amended.' "


Executive Committe Resolution 2927, dated May 17, 1982

On motion duly made and seconded, the following Resolution was unanimously adopted:

WHEREAS, Board Resolution No. 11315, June 24, 1968, authorized the establishment and operation of one or more separate accounts for the purpose of issuing variable annuity contracts entitled to special tax treatment under the Internal Revenue Code of 1954 as amended, and, pursuant thereto the establishment of Separate Account B was authorized by Executive
Committee Resolution No. 2000, January 12, 1970, as amended by Executive
Committee Resolution No. 2115, April 12, 1971;

WHEREAS, the Plan of Operations for Separate Account B provides for alternative funding for variable annuity contracts participating in
Separate Account B;

NOW, THEREFORE, BE IT RESOLVED, that there are hereby established, for the purpose of providing alternative funding methods for variable annuity contracts entitled to special tax treatment under the Internal Revenue Code of 1954, as amended, two separate divisions within Separate Account B, a
Common Stock Division and a Money Market Division. All income and expenses and all gains or losses, whether or not realized, experienced with respect to assets for a series of contracts participating in a Division of Separate
Account B shall be credited to or charged against those assets, unaffected by income and expenses or gains or losses experienced with respect to assets for any other series of contracts participating in the same or any other Division of Separate Account B, or constituting any other Separate
Account, or constituting the general account of the Company.

FURTHERMORE, the assets for a series of contracts participating in a
Division of Separate Account B shall not be charged by Bankers Life Company with any liabilities arising from any other series of contracts issued by the company participating in the same or from any other Division of
Separate Account B.


Board Resolution #12434 (passed February 23-24, 1987)

WHEREAS, Board Resolution No. 11315, June 24, 1968, authorized the establishment and operation of one or more separate accounts for the purpose of issuing variable annuity contracts entitled to special tax treatment under the
Internal Revenue Code of 1954 as amended, and, pursuant thereto the establishment of Separate Account B was authorized by Executive Committee
Resolution No. 2000, January 12, 1970, as amended by Executive Committee
Resolution No. 2115, April 12, 1971, and Executive Committee Resolution No.
2927, May 17, 1982;

WHEREAS, the Plan of Operations for Separate Account B provides for alternative funding for variable annuity contracts participating in Separate
Account B;

NOW, THEREFORE, BE IT RESOLVED, that there are hereby established, for the purpose of providing alternative funding methods for variable annuity contracts entitled to special tax treatment under the Internal Revenue Code of
1954, as amended, three separate divisions within Separate Account B, a Common
Stock Division, a Money Market Division and a Government Securities Division.
All income and expenses and all gains or losses, whether or not realized, experienced with respect to assets for a series of contracts participating in a
Division of Separate Account B shall be credited to or charged against those assets, unaffected by income and expenses or gains or losses experienced with respect to assets for any other series of contracts participating in the same or any other Division of Separate Account B, or constituting any other Separate
Account, or constituting the general account of the Company.

FURTHERMORE, the assets for a series of contracts participating in a
Division of Separate Account B shall not be charged by Principal Mutual Life
Insurance Company with any liabilities arising from any other series of contracts issued by the Company participating in the same or from any other
Division of Separate Account B.